UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 9, 2005

SEMCO Energy, Inc.
(Exact name of registrant as specified in its charter)

Michigan	001-15565	38-2144267
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1411 Third Street, Suite A, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  810-987-2200

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On August 9, 2005, the Company entered into an underwriting agreement with Credit Suisse First Boston LLC, as representative of the underwriters named therein (collectively, the "Underwriters"), related to the public offering of 4,300,000 shares of the Company's common stock. The price to the public is $6.32 per share. Under the terms of the underwriting agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 645,000 shares of common stock to cover over-allotments, if any. The offering is being made pursuant to the Company's effective shelf registration statement on Form S-3 (Registration No. 333-124005) previously filed with the Securities and Exchange Commission (the "SEC"). The underwriting agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the underwriting agreement is qualified in its entirety by reference to such exhibit. The offering of the shares of common stock will be made by means of a prospectus, a copy of which can be obtained from Credit Suisse First Boston, Prospectus Department, One Madison Avenue, New York, NY 10010-3629 (telephone: 212-325-2580). The prospectus, which consists of a prospectus supplement dated August 9, 2005 and an accompanying prospectus dated August 3, 2005 was filed with the SEC on August 10, 2005.

On August 9, 2005, the Company issued a press release announcing the pricing of the public offering. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c)     Exhibits.

1.1	Underwriting Agreement, dated August 9, 2005.

99.1	Press Release issued August 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMCO Energy, Inc.

Date: August 10, 2005	By:	/s/ Peter F. Clark

Peter F. Clark Senior Vice President and General Counsel

EXHIBIT INDEX
Form 8-K
August 9, 2005

Filed
Exhibit No.	Description	Herewith	By Reference

1.1	Underwriting Agreement, dated August 9, 2005.	x
99.1	Press Release issued August 9, 2005.	x